UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2007

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (954) 308-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On October 8, 2007, SMF Energy Corporation (the “Company’) appointed L. Patricia Messenbaugh, who previously joined the Company in April 2007 as Vice President of Finance & Accounting, to the additional position of Chief Accounting Officer. As Chief Accounting Officer, she will have a base salary of $160,000. Ms. Messenbaugh, 43, has over 20 years of accounting and finance experience with an extensive background in SEC reporting, corporate accounting, acquisitions and Sarbanes-Oxley compliance. She joined the Company from NationsRent, Inc., a SEC reporting construction distribution company in Fort Lauderdale, where from 2005 to 2006 she served as the Director - Assistant Corporate Controller. From 2003 to 2005 Ms. Messenbaugh served as Corporate Controller of Workstream, Inc., a publicly traded software application service company. From 2001 to 2003 she was the Senior Corporate Accountant for publicly traded Mayors Jewelers Inc. From 1992 to 2000 Ms. Messenbaugh served with Interim Healthcare, Inc. and Interim Services, Inc., now known as Spherion Inc., a publicly traded company, where she last held the position of Senior Financial Analyst. From 1989 to 1991 she was a Financial Analyst for publicly traded, NationsBank, now known as Bank of America. She began her career with KPMG. Ms. Messenbaugh is a Certified Public Accountant and holds a Bachelors degree in Computer Science and a MBA degree, both from Oral Roberts University, Tulsa, Oklahoma.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2007	SMF ENERGY CORPORATION

	By:	/s/ Richard E. Gathright
Richard E. Gathright, Chief Executive Officer and President